Exhibit 99.1

Magellan Appoints New Chief Executive Officer

DENVER, August 8, 2016 /Marketwired/ -- Magellan Petroleum Corporation (NASDAQ:MPET) ("Magellan" or the “Company”) today announced that Mr. Wilson tendered his resignation as the President and Chief Executive Officer (“CEO”) and a director of the Company effective as of August 5, 2016, and the board of directors appointed Mr. Lafargue, the Company’s current Chief Financial Officer, as President and CEO.

J. Robinson West, Chairman of the board, commented, “We want to thank Mr. Wilson for leading Magellan through a very challenging time in the industry and to the announced merger with Tellurian Investments Inc. (“Tellurian”). We are delighted that Mr. Lafargue will step up as President and CEO until the merger with Tellurian is consummated, as he has proven to be a very capable executive.”

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words "believe", "expect", "intend", "plan", “potential”, and similar expressions are intended to identify forward-looking statements, and these statements may relate to the proposed merger transaction between Magellan and Tellurian. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include uncertainties about Magellan’s ability to complete the merger and other matters discussed in the "Risk Factors" section of Magellan’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, and any updates thereto in subsequent reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release speak as of the date of this release. Although Magellan may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

ABOUT MAGELLAN
Magellan Petroleum Corporation is an independent oil and gas exploration and production company. Following the closing of the transactions contemplated by the Exchange Agreement on August 1, 2016, the company disposed of its CO2-EOR activities and continues to own exploration acreage in the Weald Basin, onshore U.K., and an exploration block, NT/P82, in the Bonaparte Basin, offshore Northern Territory, Australia. Magellan routinely posts important information about the company on its website at www.magellanpetroleum.com.

For further information, please contact:

Antoine Lafargue
President and CEO, CFO, Treasurer, and Corporate Secretary
720.484.2404
IR@magellanpetroleum.com